Exhibit 99.1

GD Culture Group Limited Announces $10 Million Registered Direct Priced At-the-Market Under Nasdaq Rules

NEW YORK, Nov. 1, 2023 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), a holding company currently conducting business through Shanghai Xianzhui Technology Co., Ltd. (“Shanghai Xianzhui”) and AI Catalysis Corp. (“AI Catalysis”), today announced that it had entered into a definitive agreement with several investors for the purchase and sale of an aggregate of 1,436,253 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), and pre-funded warrants to purchase up to 1,876,103 shares of the Company’s common stock (the “Pre-funded Warrants”) at a purchase price of $3.019 per share in a registered direct offering priced at-the-market under Nasdaq rules. The purchase price for the Pre-funded Warrants is identical to the purchase price for Shares, less the exercise price of $0.001 per share.

The Company also agreed to issue to the same investors warrants (the “Warrants”) to purchase up to 3,312,356 shares of common stock at an exercise price of $3.019 per share. The Warrants will have a 5-year term from the date of issuance.

The aggregate gross proceeds to the Company are expected to be approximately $10 million. The transactions are expected to close on or about November 3, 2023, subject to the satisfaction of customary closing conditions.

Univest Securities, LLC is acting as the sole placement agent.

The Shares, the Pre-funded Warrants, and the Warrants have been registered and the offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-254366) previously filed and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on March 26, 2021. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Univest Securities, LLC at info@univest.us, or by calling +1 (212) 343-8888.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Copies of the prospectus supplement relating to the registered direct offering, together with the accompanying base prospectus, can be obtained at the SEC’s website at www.sec.gov.

About GD Culture Group Limited.

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada holding company currently conducting business through its subsidiaries, Shanghai Xianzhui Technology Co., Ltd. (“Shanghai Xianzhui”) and AI Catalysis Corp. (“AI Catalysis”). The company plans to enter into the livestreaming market with focus on e-commerce and livestreaming interactive games through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology, live-streaming e-commerce business and live streaming interactive game. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

For investor and media inquiries, please contact:

Ascent Investor Relations LLC
Tina Xiao
Phone: +1-646-932-7242

Email: investors@ascent-ir.com